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                                                                  EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of March 30, 1999 (the "Effective Date"), between Kellstrom Industries, Inc., a Delaware corporation (the "Company"), and Yoav Stern, an individual resident of the State of California (the "Employee").

                                    RECITALS

         The Employee has, as the Managing Member of Helix Management Company II, LLC ("Helix"), provided mergers and acquisitions and financial advisory services to the Company and assisted the Company in analyzing, structuring, negotiating and effecting a number of significant transactions. The Company and Helix have agreed to terminate the agreement with Helix pursuant to which the Employee has provided such services. The Company desires to employ the Employee to continue to provide such services and to lead the Company's strategic development efforts, and the Employee is willing to accept such employment and to provide such services, on the terms and conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the above recitals and the mutual promises herein contained, the Company and the Employee hereby agree as follows:

         1. DEFINITIONS.

                  (a) The "Board" shall mean the Board of Directors of the Company.

                  (b) The "Employment Period" shall mean the period commencing on the Effective Date and ending on December 31, 2004, unless this Agreement shall be terminated prior thereto by either party in accordance with the terms of this Agreement.

                  (c) The "Executive Committee" shall mean the Executive Committee of the Board of Directors of the Company.

                  (d) "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time.

                  (e) The "Restricted Period" shall mean (i) if the Employee terminates this Agreement for "good reason" (as defined in Section 5(f)) or is terminated "involuntarily" (as defined in Section 5(e)), then the Restricted Period shall mean the Employment Period, and (ii) if the Employee shall terminate this Agreement other than for good reason, or is terminated other than involuntarily, then the Restricted Period shall mean the period including the Employment Period and the three years following the Employment Period.




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         2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, during the Employment Period, subject to the terms and conditions provided herein. This Agreement shall terminate at the end of the Employment Period, unless the Agreement shall be terminated by either party prior thereto in accordance with the terms of this Agreement.

         3. TERMS OF EMPLOYMENT.

                  (a) POSITION AND DUTIES. During the Employment Period, the Employee shall serve as Chairman of the Company. The Employee shall generally be responsible for the development and implementation of the strategic plans for the growth and development of the Company's business and operations, including overseeing all aspects of the Company's mergers and acquisitions activities (including, without limitation, analyzing, structuring, negotiating and effecting acquisitions and integrating newly acquired businesses with the business and operations of the Company), the evaluation and implementation of strategic financing alternatives, the development and maintenance of the Company's relationships with the investment banking and financial community, and the coordination of investor relations, and such other areas as may otherwise be assigned to him by the Board (or the Executive Committee) from time to time.

                  (b) LOCATION. The principal place of employment of the Employee shall be in San Francisco, California, PROVIDED, HOWEVER, that the Employee will be required to spend a substantial portion of his time in New York, New York and Sunrise, Florida, when, as and to the extent necessary or advisable to fulfill his obligations hereunder.

                  (c) COMPENSATION.

                           (i) BASE SALARY. The Employee's annual salary (the
"Salary") as of the Effective Date shall be $480,000 per annum and such Salary shall apply for the duration of the Employee's employment hereunder unless and until such Salary shall be increased by the Board. During the Employment Period, the Salary may be reviewed and changed by the Board in its sole discretion; PROVIDED, HOWEVER, that the Company shall in no event pay the Employee a Salary of less than $480,000 per annum during the Employment Period. Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices.

                           (ii) ANNUAL COMPANY BONUS. For each calendar year
commencing with the year ending December 31, 1999, at the end of which year the Employee is employed by the Company:

                                    (A) if the Company has Net Income (as
hereinafter defined) for such year in an amount equal to the Company's target net income as determined in the sole discre tion of the Board (or the Executive Committee) for such year (the "Target"), the Employee shall be entitled to a bonus in an amount equal to the Salary of the Employee as of December 31 of such year (the "Target Bonus");


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                                    (B) if the Company has Net Income (as
hereinafter defined) for such year in an amount which exceeds the Target but is less than 150% of the Target for such year, the Employee shall be entitled to a bonus calculated as follows:

                  B  =  Target Bonus + [Target Bonus    x   (NI - T)]
                                                              T

                  where:

                  B    =    the bonus earned in such year

                  T    =    the Target for such year

                  NI   =    the actual Net Income of the Company for such year
                            as determined in accordance with GAAP;

                                    (C) if the Company has Net Income for such
year in an amount which equals or exceeds 150% of the Target for such year, the Employee shall be entitled to a bonus of 150% of the Target Bonus;

                                    (D) if the Company has Net Income for such
year in an amount which is less than 50% of the Target for such year, the Employee shall not be entitled to a bonus;

                                    (E) if the Company has Net Income for such
year in an amount which equals or exceeds 50% of the Target for such year but is less than the Target for such year, the Employee shall be entitled to a bonus calculated as follows:

                  B    =    Target Bonus - [Target Bonus  x     2 X (T - NI)]
                                                                ------------
                                                                      T
                  where:

                  B    =    the bonus earned in such year

                  T    =    the Target for such year

                  NI   =    the actual Net Income of the Company for such year
                            as determined in accordance with GAAP;

                            (iii) WITHHOLDING, ETC. The payment of any Salary
and bonus to the Employee shall be subject to all applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans.

                  (d) BENEFITS. In addition to the compensation payable to the Employee as set forth in Section 3(c) above, during the Employment Period, the Employee shall be eligible to participate in all incentive, savings, pension, welfare (including, without limitation, medical, dental, disability and salary continuance insurance) plans, practices, policies and programs applicable on or after the



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Effective Date to other executives of the Company. The Employee shall be given credit for any period of time for which he has provided services to the Company (including, without limitation, for the period of time for which he has provided services to the Company as the managing member of Helix) toward all employee benefit plans, practices, policies and programs maintained by the Company. In addition, the Company shall, for the entire period commencing on the Effective Date and ending on December 31, 2004 (the "Remaining Policy Period"), continue to pay the premiums on the life insurance policy on the life of the Employee in the amount of $4,000,000 previously obtained by the Company and transferred to the Employee pursuant to the terms of the Helix Agreement (the "Life Insurance Policy"), and shall continue to reimburse the Employee for any Federal, state or local income taxes payable by the Employee as a result of the payment by the Company of such premiums on the Employee's behalf. In the event that this Agreement is terminated (other than for cause (as hereinafter defined)) prior to December 31, 2004, the Company shall pay to the Employee a lump sum payment equal to the aggregate unpaid premium payments payable under the Life Insurance Policy through the end of the Remaining Policy Period, and any Federal, state or local income taxes payable by the Employee as a result of the receipt of such payment.

                  (e) RELOCATION EXPENSES. If the Employee is relocated during the Employment Period, the Employee shall be entitled to be reimbursed for relocation expenses in an amount not greater than $10,000 in the case of any move within the United States or $20,000 in the case of any move outside of the United States.

                  (f) OTHER BUSINESS EXPENSES. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement from the Company for all reasonable business expenses incurred by the Employee, itemized in accordance with the Company's existing policies, practices and procedures.

                  (g) FRINGE BENEFITS. During the Employment Period, the Employee shall be entitled in addition to any other benefits required to be provided to him under the terms of this Agreement to all fringe benefits applicable on or after the date hereof to other executives of the Company.

                  (h) VACATION. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the date hereof to executives of the Company, PROVIDED, HOWEVER, that the Employee shall be entitled to a minimum of three weeks of paid vacation per calendar year and all holidays that are prescribed by the Company's policies and practices. If this Agreement is in effect for a portion of any calendar year, the minimum three weeks shall be prorated for the period of such year in which the Employee served pursuant to this Agreement, PROVIDED, HOWEVER, that the Employee shall be given credit for the period of time that he has provided services to the Company (including, without limitation, for the period of time for which he had provided services to the Company as the managing member of Helix). Vacation accrued but unused at the end of a calendar year may be carried over into the following calendar year or years; PROVIDED, HOWEVER, that such accrued but unused vacation cannot be carried over for more than two years. All earned, unused and accrued vacation shall be paid to the Employee upon the expiration or termination of this Agreement.


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                  (i) OFFICE AND SUPPORT STAFF. During the Employment Period,
the Employee shall be entitled to an appropriate office or offices in San Francisco, California and with furnishings and other appointments and with a secretary and other support staff as are usual and customary for a president and chief executive officer of a corporation of comparable size to the Company.

                  (j) AUTOMOBILE. During the Employment Period, the Company shall make available to the Employee an automobile and shall pay for all expenses related thereto including, without limitation, gas, maintenance and insurance.

         4. EMPLOYEE'S OBLIGATIONS AND REPRESENTATIONS.

                  (a) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote substantially all of his time and attention during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the Employee from time to time by the Board. During the Employment Period it shall not be a violation of this Agreement for the Employee to serve on corporate, civil or charitable boards, deliver lectures, fulfill speaking engagements or teach at educational institutions or manage personal investments, so long as such activities and businesses do not significantly interfere with the performance of his duties and responsibilities hereunder on behalf of the Company.

                  (b) The Employee represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent the Employee from rendering to the Company the services required of him hereunder during the Employment Period. The Employee further represents, warrants and agrees with the Company that as of the Effective Date he has not made, and will not make during the Employment Period, any commitment or do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of the Company or any subsidiary thereof.

         5. TERMINATION.

                  (a) MUTUAL AGREEMENT. During the Employment Period, this Agreement may be terminated at any time by mutual agreement between the Company and the Employee on terms to be negotiated at the time of such termination. Any such termination by mutual agreement shall be set forth in a written document signed by the Company and the Employee. In the event of a termination by mutual agreement, the Company's obligation to the Employee under this Agreement shall be determined by such mutual agreement.

                  (b) DEATH. This Agreement shall terminate automatically upon the Employee's death. If the Employee's employment is terminated by reason of the Employee's death, the Company shall have no further obligations to the Employee's legal representatives under this Agreement, other than (i) those obligations accrued, earned or vested by the Employee as of the date of his death, (ii) that portion of any bonus determined pursuant to Section 3(c)(ii) of this Agreement in respect of a



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prior calendar year that had been deferred, which amount shall be paid to the
Employee as soon as practicable, and (iii) with respect to the calendar year in which the Employee's death occurs, in the event that a bonus would have been payable to the Employee pursuant to Section 3(b)(ii) of this Agreement in respect of such calendar year had the Employee not died, the Employee shall be entitled to receive a prorated amount of such bonus based on a fraction, the numerator of which is the number of days in the calendar year in which the Employee died that the Employee provided services to the Company and the denominator of which is 365, with such bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which the Employee dies. In addition, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of executives of the Company based on the terms of the benefit plans referenced in Section 3(d) of this Agreement as in effect on the date of the Employee's death.

                  (c) DISABILITY. If the Company determines in good faith that the Employee has a "disability" (as defined below), it may give the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 60th day after receipt by the Employee of such notice. No such notice of termination by reason of disability shall be given until the Employee has experienced a period of three consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if the Employee returns to full-time performance of his duties prior to the expiration of the 60 day notice period. For purposes of this Agreement, "disability" shall mean a physical or mental condition which, three months after its commencement, is determined to be total and permanent by a physician selected by the Company and which prevents the Employee from performing his duties hereunder. The Employee shall be entitled to all compensation and benefits provided for under this Agreement during the three month waiting period for the disability determination and during the 60 day notice of termination period. In the event that the Company provides long-term disability benefits for the Employee, such benefits shall not commence until after the employment of the Employee has been terminated and the Company has ceased paying the Employee compensation pursuant to the foregoing sentence. If the Employee's employment is terminated by reason of the Employee's disability, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this Agreement, other than (i) those obligations accrued, earned or vested by the Employee as of the date of the termination, (ii) that portion of any bonus determined pursuant to Section 3(c)(ii) of this Agreement in respect of a prior calendar year that had been deferred, which amount shall be paid to the Employee as soon as practicable, and (iii) with respect to the calendar year in which this Agreement is terminated, in the event that a bonus would have been payable to the Employee pursuant to Section 3(c)(ii) of this Agreement in respect of such calendar year had this Agreement not terminated, the Employee shall be entitled to a pro-rated amount of such bonus based on a fraction the numerator of which is the number of days in the calendar year in which this Agreement was terminated that the Employee provided services to the Company and which were prior to the period of the Employee's disability and the denominator of which is 365, with such bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which this Agreement is terminated. In the event the Employee becomes disabled but returns to active service under this Agreement prior to the expiration of the three-month waiting period, or prior to the expiration of the 60-day notice of intent to terminate period, the


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Employee shall be entitled to the full amount of any bonus payable pursuant to
Section 3(c)(ii) of this Agreement in respect of the year in which he became disabled without regard to the period of absence due to the disability. In addition, the Employee and the Employee's family shall be entitled to receive benefits, including without limitation disability benefits, at least equal to the most favorable benefits provided by the Company to executives of the Company based on the terms of the benefit plans referenced in Section 3(d) of this Agreement as in effect on the date the Employee's disability commenced.

                  (d) CAUSE. During the Employment Period, the Company may terminate the Employee's employment for "cause" (as defined below), as determined by the Board (or the Executive Committee). For purposes of this Agreement, "cause" shall mean:

                           (i) an act or acts of personal dishonesty undertaken
by the Employee at the expense of or against the interests of the Company;

                           (ii) repeated violations by the Employee of his
obligations under Section 4(a) of this Agreement which are not remedied within a reasonable period of time after receipt of written notice from the Company of such violations;

                           (iii) any direct or indirect disclosure of any
confidential information or other special knowledge of the finances, business or other affairs of the Company;

                           (iv) the conviction of the Employee of a felony; or

                           (v) the conviction of the Employee of a serious
misdemeanor involving illegal use, possession or sale of drugs, larceny, crimes of violence or sex offenses.

If the Employee's employment is terminated for cause, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of termination of employment. The Employee shall not be entitled to any bonus in respect of the year of termination in the event the Employee's employment is terminated for cause pursuant to this Section 5(d).

                  (e) INVOLUNTARY TERMINATION. Notwithstanding anything herein to the contrary, the Company shall have the right, at any time upon notice to the Employee, to terminate the Employee's employment. If, during the Employment Period, the Company terminates the Employee's employment other than for reasons set forth in Sections 5(a) through 5(d) above, the Employee shall be deemed to have been "terminated involuntarily" (such termination being referred to herein as an "involuntary termination") and the Company shall pay to the Employee the following amounts:

                           (i) to the extent not theretofore paid, the Company
shall pay the Salary through the date of such involuntary termination as well as that portion of any bonus determined pursuant to Section 3(c)(ii) of this Agreement in respect of a prior calendar year which had been deferred;



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                           (ii) the Company shall pay the Employee on the date
of such involuntary termination an amount equal to two years of the Salary, plus the amount of the bonus paid to the Employee pursuant to Section 3(c)(ii) of this Agreement on account of each of the two calendar years preceding the year in which such involuntary termination occurs;

                           (iii) with respect to the year in which such
involuntary termination occurs, in the event that a bonus would have been payable to the Employee pursuant to Section 3(c)(ii) of this Agreement in respect of such year had this Agreement not been terminated, the Employee shall be entitled to receive a pro-rated amount of such bonus based on a fraction in which the numerator is the number of days in the calendar year in which this Agreement terminated that the Employee provided services to the Company and the denominator is 365, with such bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which this Agreement is involuntarily terminated; and

                           (iv) the Company shall pay in one cash lump sum any
vacation days accrued but unused as of the date of the Employee's involuntary termination.

                  (f) GOOD REASON. During the Employment Period, the Employee may terminate his employment for "good reason" as defined below. For purposes of this Agreement, "good reason" shall mean:

                           (i) the assignment to the Employee of any duties
inconsistent in any respect with the Employee's position as set forth in Section 3(a) of this Agreement or any action by the Company which results in a material diminution in such position, or in the authority, duties or responsibilities of the Employee, excluding for this purpose any isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                           (ii) any failure by the Company to comply with any of
the provisions of Sections 3(a) through 3(j) of this Agreement regarding the Employee's Salary, compensation, benefits, expenses, fringe benefits, vacation or office staff other than an isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                           (iii) the Company's requiring the Employee to be
based at any office or location other than the location set forth as his principal place of employment in Section 3(b) of this Agreement, except for travel reasonably required in the performance of his responsibilities; or

                           (iv) any failure by the Company to comply with and
satisfy the terms of Section 10 of this Agreement with respect to successors.

In the event that the Employee terminates his employment for good reason as defined in this Section 5(f), it shall be deemed an "involuntary termination" as set forth in Section 5(e) above and the



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Employee shall be entitled to all payments and obligations set forth in Sections
5(e)(i) through 5(e)(iv) of this Agreement as if the Employee's employment had been involuntarily terminated.

                  (g) VOLUNTARY TERMINATION OR RETIREMENT. If the Employee shall elect to voluntarily terminate his services under this Agreement (other than for "good reason" as defined in Section 5(f) above) or to retire during the Employment Period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested as of the date of the termination or retirement. In the event of voluntary termination or early retirement (prior to the Employee's 65 birthday), the Employee shall be entitled to receive a pro-rated amount of any bonus payable in respect of the year of voluntary termination or early retirement. If the Employee retires upon the expiration of this Agreement at the end of the Employment Period, and in the event that a bonus would have been payable to the Employee pursuant to Section 3(c)(ii) of this Agreement in respect of such calendar year had this Agreement not terminated, the Employee shall be entitled to receive a pro-rated amount of such bonus based on a fraction in which the numerator is the number of days in the calendar year in which the Employee was terminated that he provided services to the Company and the denominator is 365, with such bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which this Agreement is terminated.

                  (h) NOTICE OF TERMINATION. Any termination by the Company for any reason or by the Employee for any reason shall be communicated by such party in a written notice to the other party which indicates (i) the specific termination provision in this Agreement relied upon, (ii) the facts and circumstances claimed to provide a basis for such termination, and (iii) the date of termination.

                  (i) NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which the Employee may otherwise qualify. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the termination of this Agreement shall be payable in accordance with such plan, policy, practice or program.

                  (j) FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. In connection with any contest by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement in which the Employee is ultimately successful, the Company agrees to pay, to the full extent permitted by law, all reasonable legal fees and expenses, as incurred by the Employee and others which the Employee may reasonably incur as a result of any such contest.



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         6. CONFIDENTIALITY.

                  (a) The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret, proprietary or confidential information, knowledge or data relating to the Company and its business, including without limitation, financial information and customer lists, which shall have been obtained by the Employee during the Employment Period and which shall not be or become public knowledge (other than by acts by the Employee in violation of this Agreement). Notwithstanding the foregoing, the Employee may disclose any such information if such information is compelled by legal process, provided that if the Employee is so compelled, he shall provide the Company with prompt notice so that it may seek a protective order or other remedy. In any event, the Employee shall furnish only that portion of the confidential information that is legally required to be disclosed.

                  (b) In the event that the Employee breaches any provision of this Section 6, any payments or other benefits promised under this Agreement shall be forfeited. In addition, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Employee from committing or continuing any violation of this Agreement.

         7. NON-COMPETITION. The Employee agrees that during the Restricted Period, he will not, without the prior consent of the Board, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, anywhere within the continental United States, Israel, Ireland or any other country in which the Company has operations, engage or participate or make any financial investments in or become employed by or render advisory of other services to or for any person, firm or corporation, or in connection with any business activity, other than that of the Company and its subsidiaries, directly or indirectly in competition with any of the business operations or activities of the Company and its subsidiaries as of the date in question or, if later, as of the date of termination of this Agreement, whether such companies are presently existing or hereafter acquired. Nothing herein contained, however, shall restrict the Employee from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or any of its subsidiaries.

         8. RESTRICTION ON SOLICITATION. The Employee agrees that during the Employment Period and for three (3) years thereafter he will not:

                  (a) directly or indirectly solicit, raid, entice or induce any employee of the Company or any of its subsidiaries to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its subsidiaries or;

                  (b) directly or indirectly approach any such employee for these purposes;



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                  (c) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                  (d) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during his employment with the Company or any of its subsidiaries shall be, a customer of the Company or any of its subsidiaries, to become a customer for the same or similar products which it purchased from the Company or any of its subsidiaries, of any other person, firm or corporation, and the Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person; provided that if the Employee terminates this Agreement for good reason or in the event of an involuntary termination by the Company, then this subsection (d) shall not apply.

         9. REMEDIES. The Employee hereby acknowledges that in the event of a breach or threatened breach by him of the provisions of Sections 6, 7 or 8 of this Agreement, the Company would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, the Employee agrees that in such event, in addition to any other remedies which the Company may have in law or in equity for money damages or other relief, the Company shall be entitled to temporary and/or injunctive relief, without the necessity of proving damages, to enforce the provisions hereof.

         10. SUCCESSORS. This Agreement is personal to the Employee and may not, without the prior written consent of the Company, be assigned by the Employee other then by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the legal representatives of the Employee. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law or otherwise.

         11. BINDING ARBITRATION. In the event that the Company and the Employee cannot agree on an interpretation of any provision of this Agreement, or in the event that either of the parties fails to make any payments or otherwise fulfill any obligations required by the terms of this Agreement, the Company and the Employee agree to resolve any such dispute through binding arbitration. Any request for such arbitration shall be served on the other party by written notice. The parties shall agree upon and select an arbitrator within 20 days after written demand is made by either party for such arbitration. The arbitrator shall set a time for hearing within 60 days of his/her selection. Each party shall have an opportunity to present evidence on the issues in dispute before the arbitrator and each party may be represented by legal counsel if either so desires. The decision of the arbitrator shall be rendered in writing to both parties within 30 days of the close of the hearing. The decision of the arbitrator shall be final and binding upon both parties. Any legal fees, expenses or other costs incurred by the Company and the Employee in connection with such arbitration shall be borne by



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the Company. The parties agree that to the extent not inconsistent with the foregoing provisions of this Section 11, the then current rules of the American Arbitration Association shall apply.

         12. INDEMNIFICATION.

                  (a) If the Employee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and the Employee had no reasonable cause to believe that his conduct was unlawful or detrimental to the Company, the Company shall indemnify and hold harmless the Employee and his legal representatives from and against any and all claims, losses, liabilities, damages, costs, demands, causes of action (whether legal, equitable, administrative, civil or criminal), judgments, settlements (subject to the last sentence of paragraph (c) hereof), fines, court costs, and other expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), which may be threatened against, incurred or suffered by the Employee or his legal representatives in connection with, relating to or arising out of, directly or indirectly, the Employee's performance, duties and responsibilities to, for and on behalf of, the Company, including, without limitation, (i) this Agreement and all actions or omissions taken hereunder and (ii) any acts, omissions or alleged acts or omissions arising out of the Employee's activities on behalf of the Company or in furtherance of the interests of the Company.

                  (b) EXCEPTION. Notwithstanding anything contained herein or in the By-Laws of the Company, the Company shall have no obligations to indemnify the Employee if the Loss incurred by the Employee (i) arises out of an action brought directly by the Company against the Employee or (ii) arises, directly or indirectly, as a result of this Agreement being terminated for cause (as defined herein).

                  (c) NOTIFICATION OF CLAIM. Promptly after receipt by the Company of notice of any claim against the Employee pursuant to which the Employee is entitled to indemnification, the Company shall have the right to assume the defense of such claim, including the employment of counsel of its choice. Although the Employee shall have the right to employ his own counsel, the fees and expenses of such counsel shall be at the expense of the Employee. The Company shall not be liable for any settlement of any claim or action effected without its written consent, PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

                  (d) PAYMENT OF INDEMNITY AMOUNTS. The Company agrees to pay all amounts payable in respect of Losses immediately upon its receipt of a statement with respect thereto rendered by the Employee, together with appropriate supporting documentation thereof. It is the express intention of the parties hereto that all such amounts shall be paid by the Company on or before the date payment thereof is due, and that the Employee shall not be required at any time to bear any costs or expenses on account of Losses.



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



         13. MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                  If to the Company, to:

                           Kellstrom Industries, Inc.
                           1100 International Parkway
                           Sunrise, Florida 33323
                           Attn: President
                           Telecopier:  (954) 858-2449

                  If to the Employee, to:

                           Mr. Yoav Stern
                           98 Battery Street, Suite 600
                           San Francisco, California  94111
                           Telecopier:      (415) 956-9951

or to such other address as either party shall have furnished to the other in accordance herewith.

                  (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (f) This Agreement embodies the entire agreement between the Company and the Employee and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

                  (g) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                  KELLSTROM INDUSTRIES, INC.



                                  By:__________________________________________
                                     Michael W. Wallace
                                     Chief Financial Officer


                                  EMPLOYEE



                                  ---------------------------------------------
                                  Yoav Stern




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